Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--October 18, 2018--E*TRADE Financial Corporation (NASDAQ:ETFC):

COMPANY TO INITIATE QUARTERLY DIVIDEND ON COMMON STOCK

ANNOUNCES NEW $1 BILLION SHARE REPURCHASE PROGRAM

Third Quarter Results

  Net income of $285 million; net income available to common shareholders of $261 million
  Diluted earnings per common share of $1.00, which includes a net benefit of $30 million, or $0.12 per diluted share, related to the benefit to provision for loan losses and other items(1)
  Total net revenue of $720 million, a Company record(2)
  Operating margin of 52 percent; adjusted operating margin of 48 percent, a Company record(2),(3)
  Average interest-earning assets of $60 billion; net interest margin of 310 basis points
  Daily Average Revenue Trades (DARTs) of 266,000, including derivative DARTs of 86,000
  Customer margin balances of $11.2 billion, a Company record(2)
  Net new brokerage accounts of 67,000
  Net new brokerage assets of $3.2 billion
  Managed products of $6.2 billion
  Repurchased 5.3 million shares, completing the prior $1 billion share repurchase program at an average price of $51.38

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its third quarter ended September 30, 2018, reporting net income of $285 million, diluted earnings per common share of $1.00 and total net revenue of $720 million. Operating margin for the quarter was 52 percent and adjusted operating margin was 48 percent(3).

The Company announced that its Board of Directors declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on November 15, 2018, to shareholders of record as of the close of business on October 30, 2018.

The Company also announced that its Board of Directors approved the launch of a new $1 billion share repurchase program.

“I am pleased to exit the last 24 months with such positive trajectory,” said Karl Roessner, Chief Executive Officer. “The Company has made exceptional progress — returning to our roots as the undisputed leader for digitally inclined traders and investors, driving strong business momentum, and creating significant value for our shareholders. I couldn’t be more proud of the team whose focus and tireless efforts led to a broadened suite of offerings, meaningful growth in our client base, and the addition of a new RIA custody platform. Today, we are also initiating a new $1 billion share repurchase program and a quarterly dividend — actions which underscore the stability of our earnings base, and our commitment to return excess capital to our shareholders. As we look to the future, we intend to fully leverage our many accomplishments to maintain our growth trajectory and to continue to deliver meaningful long-term value for our shareholders.”

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results, as well as the Board of Directors' assessment of the long-term strategy for the firm. This conference call will be available to domestic participants by dialing 800-920-5564 while international participants should dial +1 415-226-5357. A live audio webcast and replay of this conference call will also be available at about.etrade.com where the Company has also posted an updated investor presentation with supplementary information for this conference call.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to retail customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are national federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, and Trust Company of America are registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's ability to continue to grow and deliver value for its shareholders, the planned payment of its quarterly dividend in November 2018, the Company's ability to generate capital and pay additional dividends in the future, and the Company's planned repurchases of its common stock, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; the ability to attract and retain customers and develop new products and services; increased competition; potential system disruptions and security breaches; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2018 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenue:
Interest income	$514	$489	$413	$1,471	$1,132
Interest expense	(48)	(36)	(22)	(107)	(66)
Net interest income(4)	466	453	391	1,364	1,066
Commissions	117	121	100	375	332
Fees and service charges	108	110	92	323	276
Gains on securities and other, net(4)	17	15	6	42	23
Other revenue	12	11	10	34	32
Total non-interest income	254	257	208	774	663
Total net revenue	720	710	599	2,138	1,729
Provision (benefit) for loan losses	(34)	(19)	(29)	(74)	(142)
Non-interest expense:
Compensation and benefits	157	160	139	469	408
Advertising and market development	45	47	38	152	123
Clearing and servicing	28	30	29	94	94
Professional services	23	25	25	70	71
Occupancy and equipment	29	30	28	89	84
Communications	30	28	29	89	90
Depreciation and amortization	25	23	20	70	60
FDIC insurance premiums	8	9	8	26	24
Amortization of other intangibles	12	12	9	34	27
Restructuring and acquisition-related activities	4	2	4	6	12
Losses on early extinguishment of debt	4	—	58	4	58
Other non-interest expenses	15	18	18	56	55
Total non-interest expense	380	384	405	1,159	1,106
Income before income tax expense	374	345	223	1,053	765
Income tax expense	89	95	76	271	280
Net income	$285	$250	$147	$782	$485
Preferred stock dividends	24	—	12	36	25
Net income available to common shareholders	$261	$250	$135	$746	$460

Basic earnings per common share	$1.01	$0.95	$0.49	$2.84	$1.67
Diluted earnings per common share	$1.00	$0.95	$0.49	$2.82	$1.67
Shares used in computation of per common share data:
Basic (in thousands)	259,498	263,809	273,441	263,292	274,565
Diluted (in thousands)	260,661	264,929	274,594	264,433	275,703

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2018	2018	2017
ASSETS
Cash and equivalents	$596	$532	$931
Cash required to be segregated under federal or other regulations	856	620	872
Available-for-sale securities	22,864	23,810	20,679
Held-to-maturity securities	22,026	21,199	23,839
Margin receivables	11,184	10,955	9,071
Loans receivable, net	2,251	2,375	2,654
Receivables from brokers, dealers and clearing organizations	786	626	1,178
Property and equipment, net	261	259	253
Goodwill	2,485	2,485	2,370
Other intangibles, net	391	403	284
Other assets(4)	1,006	1,089	1,234
Total assets	$64,706	$64,353	$63,365

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$43,074	$42,664	$42,742
Customer payables	10,534	9,959	9,449
Payables to brokers, dealers and clearing organizations	1,845	1,666	1,542
Other borrowings	550	1,259	910
Corporate debt	1,408	1,408	991
Other liabilities	529	494	800
Total liabilities	57,940	57,450	56,434

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at September 30, 2018: 403,000	689	689	689
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at September 30, 2018: 256,765,011	3	3	3
Additional paid-in-capital	5,953	6,257	6,582
Retained earnings (accumulated deficit)	450	189	(317)
Accumulated other comprehensive loss	(329)	(235)	(26)
Total shareholders' equity	6,766	6,903	6,931
Total liabilities and shareholders' equity	$64,706	$64,353	$63,365

Key Performance Metrics(5)
Corporate	Qtr ended 9/30/18	Qtr ended 6/30/18	Qtr ended 9/30/18 vs. 6/30/18	Qtr ended 9/30/17	Qtr ended 9/30/18 vs. 9/30/17

Operating margin %(3)	52%	49%	3%	37%	15%
Adjusted operating margin %(3)	48%	46%	2%	42%	6%

Employees	4,091	4,095	—%	3,584	14%
Consultants and other	87	102	(15)%	96	(9)%
Total headcount	4,178	4,197	—%	3,680	14%

Return on common equity(6)	17%	16%	1%	9%	8%
Adjusted return on common equity(6)	16%	15%	1%	10%	6%
Common equity book value per share(7)	$23.67	$23.73	—%	$23.10	2%
Tangible common equity book value per share(7)	$14.13	$14.35	(2)%	$15.51	(9)%

Cash and equivalents ($MM)	$596	$532	12%	$896	(33)%
Corporate cash ($MM)(8)	$517	$943	(45)%	$309	67%

Net interest margin (basis points)	310	302	8	285	25
Interest-earning assets, average ($MM)	$60,112	$59,967	—%	$54,839	10%

Customer Activity	Qtr ended 9/30/18	Qtr ended 6/30/18	Qtr ended 9/30/18 vs. 6/30/18	Qtr ended 9/30/17	Qtr ended 9/30/18 vs. 9/30/17

Trading days	62.5	64.0	N.M.	62.5	N.M.

DARTs	266,290	258,844	3%	205,763	29%
Derivative DARTs	85,977	86,848	(1)%	66,122	30%
Derivative DARTs %	32%	34%	(2)%	32%	—%
Adjusted Derivative DARTs %(9)	33%	34%	(1)%	32%	1%

Total trades (MM)	16.6	16.6	—%	12.9	29%
Average commission per trade	$7.04	$7.31	(4)%	$7.76	(9)%

Key Performance Metrics(5)
Customer Activity	Qtr ended 9/30/18	Qtr ended 6/30/18	Qtr ended 9/30/18 vs. 6/30/18	Qtr ended 9/30/17	Qtr ended 9/30/18 vs. 9/30/17

Gross new brokerage accounts	165,381	268,636	(38)%	105,166	57%
Gross new stock plan accounts	114,712	177,285	(35)%	74,194	55%
Gross new banking accounts	5,292	3,024	75%	834	N.M.
Closed accounts	(149,319)	(129,679)	15%	(158,009)	(5)%
Net new accounts	136,066	319,266	(57)%	22,185	N.M.

Net new brokerage accounts(9)	67,163	187,642	(64)%	26,225	156%
Net new stock plan accounts	69,321	134,025	(48)%	554	N.M.
Net new banking accounts	(418)	(2,401)	83%	(4,594)	91%
Net new accounts	136,066	319,266	(57)%	22,185	N.M.

End of period brokerage accounts(9)	3,949,399	3,882,236	2%	3,588,714	10%
End of period stock plan accounts	1,735,675	1,666,354	4%	1,475,246	18%
End of period banking accounts	292,262	292,680	—%	304,135	(4)%
End of period total accounts	5,977,336	5,841,270	2%	5,368,095	11%

Annualized net new brokerage account growth rate	6.9%	20.3%	(13.4)%	2.9%	4.0%
Adjusted annualized net new brokerage account growth rate(9)	6.9%	4.3%	2.6%	2.9%	4.0%

Customer margin balances ($B)	$11.2	$11.0	2%	$8.5	32%

Customer Assets($B)
Security holdings(9)	$364.2	$337.6	8%	$270.1	35%
Sweep deposits(9)	38.0	37.8	1%	36.5	4%
Customer cash held by third parties(10)	4.8	5.0	(4)%	7.1	(32)%
Customer payables (cash)	10.5	10.0	5%	8.7	21%
Brokerage customer assets	417.5	390.4	7%	322.4	29%
Unexercised stock plan holdings (vested)	50.2	45.4	11%	37.9	32%
Savings, checking and other banking assets	5.1	4.9	4%	5.0	2%
Total customer assets	$472.8	$440.7	7%	$365.3	29%

Net new brokerage assets(9)(11)	$3.2	$21.1	(85)%	$2.2	45%
Net new banking assets(11)	0.2	(0.1)	N.M.	(0.1)	N.M.
Net new customer assets(9)	$3.4	$21.0	(84)%	$2.1	62%

Annualized net new brokerage asset growth rate	3.3%	24.2%	(20.9)%	2.9%	0.4%
Adjusted annualized net new brokerage asset growth rate(9)	3.1%	2.8%	0.3%	2.9%	0.2%

Brokerage related cash	$53.3	$52.8	1%	$52.3	2%
Other cash and deposits	5.1	4.9	4%	5.0	2%
Total customer cash and deposits	$58.4	$57.7	1%	$57.3	2%

Managed products	$6.2	$5.8	7%	$4.9	27%
Stock plan customer holdings (unvested)	$119.5	$108.0	11%	$88.3	35%

Customer net (buy) / sell activity(9)	$(2.2)	$(2.9)	N.M.	$(1.3)	N.M.

Key Performance Metrics(5)
Loans	Qtr ended 9/30/18	Qtr ended 6/30/18	Qtr ended 9/30/18 vs. 6/30/18	Qtr ended 9/30/17	Qtr ended 9/30/18 vs. 9/30/17

Loans receivable ($MM)
One- to four-family	$1,145	$1,237	$(92)	$1,520	$(375)
Home equity	863	920	(57)	1,128	(265)
Consumer and other	243	218	25	190	53
Loans receivable, net	$2,251	$2,375	$(124)	$2,838	$(587)

Loan servicing expense	$5	5	—	5	—

Loan performance detail ($MM)
Current	$2,105	$2,222	$(117)	$2,664	$(559)
30-89 days delinquent	76	83	(7)	102	(26)
90-179 days delinquent	27	28	(1)	46	(19)
180+ days delinquent	84	96	(12)	120	(36)
Total delinquent loans	187	207	(20)	268	(81)
Gross loans receivable(12)	$2,292	$2,429	$(137)	$2,932	$(640)

Activity in Allowance for Loan Losses
($MM)	Three Months Ended September 30, 2018
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 6/30/18	$16	$36	$2	$54
Provision (benefit) for loan losses	(6)	(28)	—	(34)
(Charge-offs) recoveries, net	2	19	—	21
Allowance for loan losses, ending 9/30/18	$12	$27	$2	$41

	Three Months Ended June 30, 2018
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 3/31/18	$20	$35	$3	$58
Provision (benefit) for loan losses	(6)	(12)	(1)	(19)
(Charge-offs) recoveries, net	2	13	—	15
Allowance for loan losses, ending 6/30/18	$16	$36	$2	$54

	Three Months Ended September 30, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116
Provision (benefit) for loan losses	(12)	(17)	—	(29)
(Charge-offs) recoveries, net	4	4	(1)	7
Allowance for loan losses, ending 9/30/17	$21	$69	$4	$94

Capital	Qtr ended 9/30/18	Qtr ended 6/30/18	Qtr ended 9/30/18 vs. 6/30/18	Qtr ended 9/30/17	Qtr ended 9/30/18 vs. 9/30/17

E*TRADE Financial
Tier 1 leverage ratio(13)	7.1%	7.1%	—%	7.2%	(0.1)%
Common Equity Tier 1 capital ratio(13)	34.1%	34.3%	(0.2)%	35.2%	(1.1)%
Tier 1 risk-based capital ratio(13)	40.5%	40.7%	(0.2)%	37.8%	2.7%
Total risk-based capital ratio(13)	40.9%	45.0%	(4.1)%	42.4%	(1.5)%

E*TRADE Bank
Tier 1 leverage ratio(14)	7.1%	7.2%	(0.1)%	7.7%	(0.6)%
Common Equity Tier 1 capital ratio(14)	34.6%	34.9%	(0.3)%	35.5%	(0.9)%
Tier 1 risk-based capital ratio(14)	34.6%	34.9%	(0.3)%	35.5%	(0.9)%
Total risk-based capital ratio(14)	35.0%	35.5%	(0.5)%	36.4%	(1.4)%

Average Balance Sheet Data
($MM)	Three Months Ended
	September 30, 2018			June 30, 2018
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$471	$2	1.84%	$533	$2	1.66%
Cash required to be segregated under federal or other regulations	836	4	2.15%	753	4	1.95%
Investment securities(4)	44,773	315	2.82%	44,973	303	2.69%
Margin receivables	10,902	130	4.74%	10,291	118	4.60%
Loans	2,332	32	5.38%	2,468	33	5.32%
Broker-related receivables and other	798	4	2.02%	949	4	1.74%
Subtotal interest-earning assets	60,112	487	3.24%	59,967	464	3.10%
Other interest revenue(a)	—	27		—	25
Total interest-earning assets	60,112	514	3.41%	59,967	489	3.26%
Total non-interest earning assets	4,291			4,364
Total assets	$64,403			$64,331

Deposits	$42,456	$16	0.15%	$43,006	$8	0.07%
Customer payables	10,352	8	0.30%	9,533	4	0.16%
Broker-related payables and other	1,880	3	0.53%	2,207	3	0.65%
Other borrowings	752	6	2.95%	829	8	3.77%
Corporate debt	1,408	13	3.90%	1,042	10	3.68%
Subtotal interest-bearing liabilities	56,848	46	0.32%	56,617	33	0.23%
Other interest expense(b)	—	2		—	3
Total interest-bearing liabilities	56,848	48	0.33%	56,617	36	0.25%
Total non-interest-bearing liabilities	859			633
Total liabilities	57,707			57,250
Total shareholders' equity	6,696			7,081
Total liabilities and shareholders' equity	$64,403			$64,331

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,264	$466	3.10%	$3,350	$453	3.02%
(a)	Represents interest income on securities loaned.
(b)	Represents interest expense on securities borrowed.

	Three Months Ended
	September 30, 2017
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$905	$2	1.06%
Cash required to be segregated under federal or other regulations	759	3	1.26%
Investment securities	41,226	255	2.47%
Margin receivables	8,096	87	4.26%
Loans	3,024	37	4.95%
Broker-related receivables and other	829	1	0.45%
Subtotal interest-earning assets	54,839	385	2.80%
Other interest revenue(a)	—	28
Total interest-earning assets	54,839	413	3.01%
Total non-interest-earning assets	4,952
Total assets	$59,791

Deposits	$40,758	$1	0.01%
Customer payables	8,463	1	0.06%
Broker-related payables and other	1,301	—	0.00%
Other borrowings	831	6	2.91%
Corporate debt	1,002	12	4.64%
Subtotal interest-bearing liabilities	52,355	20	0.15%
Other interest expense(b)	—	2
Total interest-bearing liabilities	52,355	22	0.17%
Total non-interest-bearing liabilities	820
Total liabilities	53,175
Total shareholders' equity	6,616
Total liabilities and shareholders' equity	$59,791

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,484	$391	2.85%
(a)	Represents interest revenue on securities loaned.
(b)	Represents interest expense on securities borrowed.

Fees and Service Charges
($MM)	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Order flow revenue	$40	$43	$33
Money market funds and sweep deposits revenue(a)	18	18	23
Advisor management and custody fees	19	16	9
Mutual fund service fees	13	12	10
Foreign exchange revenue	7	6	6
Reorganization fees	3	4	5
Other fees and service charges	8	11	6
Total fees and service charges	$108	$110	$92
(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity. Adjusted net income available to common shareholders excludes the after-tax impact of provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating return on common equity performance. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income of $285 million, or per $1.00 diluted share, includes net after-tax benefits of $30 million, or $0.12 per diluted share, related to the following items:

  $34 million pre-tax, or $0.10, of benefit to provision for loan losses
  $8 million, or $0.03, of income tax benefit related to the revaluation of net deferred tax assets
  $5 million pre-tax, or $0.01, of gains related to the sale of our legacy equity investment in the Chicago Stock Exchange
  $4 million pre-tax, or $0.01, of costs related to restructuring and acquisition-related activities
  $4 million pre-tax, or $0.01, of losses on early extinguishment of debt

(2) Records based on the period during which metric has been reported by the Company.

(3) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q3 2018		Q2 2018		Q3 2017
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$374	52%	$345	49%	$223	37%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(34)		(19)		(29)
Losses on early extinguishment of debt	4		—		58
Subtotal	(30)		(19)		29
Adjusted income before income tax expense and adjusted operating margin	$344	48%	$326	46%	$252	42%

(4) Beginning in the first quarter of 2018, the Company updated the presentation of its consolidated financial statements as follows:

  On the consolidated statement of income, fair value hedging adjustments, previously referred to as hedge ineffectiveness, are included within net interest income beginning in the first quarter of 2018. Amounts prior to 2018 have not been reclassified to conform to current period presentation and continue to be reflected within gains on securities and other, net. Fair value hedging adjustments were as follows for the respective periods:
    Expenses of $5 million, $5 million, and $2 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively
    Expenses of $13 million and $5 million for the nine months ended September 30, 2018, and September 30, 2017, respectively
  On the consolidated balance sheet, reclassified deferred tax assets, net to other assets. Prior periods have been reclassified to conform to current period presentation. Deferred tax assets were $94 million, $146 million and $416 million at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

(5) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(6) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q3 2018		Q2 2018		Q3 2017
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$261	17%	$250	16%	$135	9%
Add back impact of the following items:
Provision (benefit) for loan losses	(34)		(19)		(29)
Losses on early extinguishment of debt	4		—		58
Subtotal	(30)		(19)		29
Income tax impact of the items above	8		5		(12)
Net of tax	(22)		(14)		17
Adjusted net income available to common shareholders and return on common equity	$239	16%	$236	15%	$152	10%

(7) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q3 2018		Q2 2018		Q3 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,077	$23.67	$6,214	$23.73	$6,254	$23.10
Less: Goodwill and other intangibles, net	(2,876)		(2,888)		(2,664)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	426		430		609
Tangible common equity book value	$3,627	$14.13	$3,756	$14.35	$4,199	$15.51

(8) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q3 2018	Q2 2018	Q3 2017
Consolidated cash and equivalents	$596	$532	$896
Less: Cash at regulated subsidiaries	(590)	(527)	(729)
Add: Cash on deposit at E*TRADE Bank(a)	511	938	142
Corporate cash	$517	$943	$309
(a) Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(9) Includes the April 9, 2018 acquisition impact of the Trust Company of America (TCA) acquisition, including post-acquisition activity, as follows:

  April 2018 acquisition impact: gross new brokerage accounts of 146,000, net new brokerage assets of $18.4 billion, which includes $17.2 billion of securities holdings and $1.2 billion of sweep deposits
  As of and for the quarter ended June 30, 2018: net new brokerage accounts of 148,000, end of period brokerage customer assets of $18.8 billion, net new brokerage assets of $18.6 billion, DARTs of 3,000 and customer net buy activity of $700 million
  As of and for the quarter ended September 30, 2018: net new brokerage accounts of 2,400, end of period brokerage customer assets of $19.7 billion, net new brokerage assets of $400 million, DARTs of 3,200 and customer net sell activity of $40 million

Adjusted derivative DARTs %, adjusted annualized net new brokerage account growth rate and adjusted annualized net new brokerage asset growth rate exclude the impact of TCA.

(10) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q3 2018	Q2 2018	Q3 2017
Sweep deposits at unaffiliated financial institutions	$3.0	$3.5	$6.4
Money market funds and other	1.8	1.5	0.7
Total customer cash held by third parties	$4.8	$5.0	$7.1

(11) Net new brokerage assets are total inflows to all new and existing brokerage customer accounts less total outflows from all closed and existing brokerage customer accounts, excluding the effects of market movements in the value of brokerage customer assets. Net new banking assets are total inflows to all new and existing banking customer accounts less total outflows from all closed and existing banking customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(12) Includes unpaid principal balances and premiums (discounts).

(13) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2018	Q2 2018	Q3 2017
E*TRADE Financial shareholders' equity	$6,766	$6,903	$6,648
DEDUCT:
Preferred stock	(689)	(689)	(394)
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$6,077	$6,214	$6,254
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	329	235	50
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,450)	(2,458)	(2,014)
Disallowed deferred tax assets	(257)	(283)	(472)
E*TRADE Financial Common Equity Tier 1 capital	$3,699	$3,708	$3,818
ADD:
Preferred stock	689	689	394
DEDUCT:
Disallowed deferred tax assets	—	—	(112)
E*TRADE Financial Tier 1 capital	$4,388	$4,397	$4,100
ADD:
Allowable allowance for loan losses	41	54	94
Non-qualifying capital instruments subject to phase-out (trust preferred securities)	—	413	414
E*TRADE Financial total capital	$4,429	$4,864	$4,608

E*TRADE Financial average assets for leverage capital purposes	$64,676	$64,272	$59,835
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,450)	(2,458)	(2,014)
Disallowed deferred tax assets	(257)	(283)	(584)
E*TRADE Financial adjusted average assets for leverage capital purposes	$61,969	$61,531	$57,237

E*TRADE Financial total risk-weighted assets(a)	$10,840	$10,800	$10,855

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.1%	7.1%	7.2%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	34.1%	34.3%	35.2%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	40.5%	40.7%	37.8%
E*TRADE Financial total capital / Total risk-weighted assets	40.9%	45.0%	42.4%
(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(14) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2018	Q2 2018	Q3 2017
E*TRADE Bank shareholder's equity	$3,489	$3,616	$3,608
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	329	235	50
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(290)	(292)	(38)
Disallowed deferred tax assets	(62)	(60)	(56)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,466	$3,499	$3,564
ADD:
Allowable allowance for loan losses	41	54	94
E*TRADE Bank total capital	$3,507	$3,553	$3,658

E*TRADE Bank average assets for leverage capital purposes	$49,194	$49,229	$46,562
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(290)	(292)	(38)
Disallowed deferred tax assets	(62)	(60)	(56)
E*TRADE Bank adjusted average assets for leverage capital purposes	$48,842	$48,877	$46,468

E*TRADE Bank total risk-weighted assets(a)	$10,027	$10,021	$10,044

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.1%	7.2%	7.7%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	34.6%	34.9%	35.5%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	34.6%	34.9%	35.5%
E*TRADE Bank total capital / Total risk-weighted assets	35.0%	35.5%	36.4%
(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com